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                                                                     Exhibit 17

                            YOUR VOTE IS IMPORTANT!

   Please fold and detach card at perforation before mailing.

   SCUDDER NEW EUROPE PORTFOLIO Special Meeting of Shareholders October 29, 2002

   I hereby appoint Philip J. Collora, Daniel O. Hirsch, John Millette and Caroline Pearson, each with the full power of substitution, as my proxies to vote all shares of the above-referenced fund (the "Fund") that I am entitled to vote, as shown on the reverse side, at the Special Meeting of Shareholders (the "Special Meeting") of the Fund to be held on October 29, 2002 at : p.m., Eastern time, at the offices of Deutsche Investment Management Americas Inc., Two International Place, Boston, Massachusetts 02110-4103, and at any adjournments thereof.

   I hereby revoke any and all proxies with respect to such shares previously given by me. I acknowledge receipt of the Proxy Statement relating to the Special Meeting.

   This instruction may be revoked at any time prior to its exercise at the Special Meeting by execution of a subsequent proxy card, by written notice to the Fund's Secretary or by voting in person at the Special Meeting.

                                              PLEASE SIGN, DATE AND
                                              RETURNPROMPTLY IN THE ENCLOSED
                                              ENVELOPE.NO POSTAGE IS REQUIRED.

                                                                 Dated __, 2002

                                              Please sign exactly as your name
                                              or namesappear. When signing as
                                              an attorney,
                                              executor,administrator, trustee
                                              or guardian, please giveyour full
                                              title as such.

                                              _________________________________

                                              _________________________________
                                              Signature(s) of Shareholder(s)

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                            YOUR VOTE IS IMPORTANT!

   Please fold and detach card at perforation before mailing.

   This proxy, if properly executed, will be voted in the manner directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposal.

   Please vote by filling in one of the boxes below.

   This proxy is solicited on behalf of the Board of Trustees of Scudder Variable Series II. The Board of Trustees unanimously recommends a vote FOR the proposal.

                                    PROPOSAL                                      FOR AGAINST ABSTAIN
--------------------------------------------------------------------------------- --- ------- -------
To approve an Agreement and Plan of Reorganization as it relates to (i)           [_]   [_]     [_]
the transfer of all or substantially all of the assets and all of the liabilities of the Fund to the Scudder International Select Equity Portfolio (the
"International Portfolio"), (ii) the distribution to each shareholder of the
Fund of Class A shares of beneficial interest of the International
Portfolio in an amount equal in value to the shareholder's shares of the
Fund, and (iii) the termination of the Fund.

   The proxies are authorized to vote in their discretion on any other business that may properly come before the meeting and any adjournments thereof.

        PLEASE BE SURE TO SIGN AND DATE THIS PROXY ON THE REVERSE SIDE